Exhibit 31

CERTIFICATIONS

I, Ronald Andrews, certify that:

1. I have reviewed this annual report on Form 10-K/A of OncoCyte Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 27, 2020

/s/ Ronald Andrews
Ronald Andrews
Chief Executive Officer

Exhibit 31

CERTIFICATIONS

I, Mitchell Levine, certify that:

1. I have reviewed this annual report on Form 10-K/A of OncoCyte Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 27, 2020

/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer